Evolent Health Announces First Quarter 2018 Results
WASHINGTON, D.C., May 9, 2018 – Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician organizations, today announced financial results for the quarter ended March 31, 2018.

Highlights from the first quarter of 2018 announcement include (all comparisons are to the quarter ended March 31, 2017):

•	GAAP revenue of $139.7 million, an increase of 31.5%; Adjusted Revenue of $144.4 million, an increase of 35.3%

•	Net income (loss) attributable to Evolent Health, Inc. of $(13.6) million, Adjusted EBITDA of $7.9 million

•	Lives on platform of approximately 2.8 million, an increase of 1.4%

•
New partnership agreement with Lee Health in Florida. Lee Health is a $1.7 billion, six-hospital health system with more than 1,500 physicians organized in a clinically-integrated network. Evolent will be supporting Lee in Medicaid and Medicare.

◦
Evolent will provide health plan administration and operational services to Best Care Assurance LLC, a Lee Health affiliate which intends to offer a Managed Medical Assistance (MMA) plan to Medicaid beneficiaries living in Region 8 in Florida. Lee Health has been notified by the Florida Agency for Health Care Administration (AHCA) of its intent to award a contract to Best Care Assurance LLC to provide physical and behavioral health care services through Florida’s Statewide Medicaid Managed Care (SMMC) Program. Pending regulatory approval and successful completion of readiness review, the plan’s five-year agreement is expected to commence between October 1, 2018 and January 1, 2019.

◦	Evolent also supports Lee Health’s Next Generation ACO, Best Care Collaborative.

•
New partnership agreement with SOMOS IPA to accelerate value-based care in the New York metropolitan area. SOMOS is the largest IPA in the New York market, with a network of 3,500 affiliated physicians.

Frank Williams, chief executive officer of Evolent Health, Inc., commented, “We are pleased with our first quarter results and our strong start to 2018. We continue to see clear interest and momentum within both the Medicare and Medicaid segments of the market as providers look to enter into and improve on their performance in value-based care arrangements.”

Mr. Williams added, “We are excited to establish a market presence in southwest Florida with a nationally-recognized provider system at the forefront of Medicaid transformation. Together, Lee Health and Evolent have a significant opportunity to make an impact on how care is delivered in Florida—the fourth largest Medicaid state in the U.S. We look forward to collaborating with Lee Health to leverage our national Medicaid Center of Excellence, value-based care platform, health plan services and care management capabilities to help improve the health of Medicaid beneficiaries in Region 8 and beyond.”

Mr. Williams commented, “In addition, we are also very pleased to announce our partnership with SOMOS IPA to accelerate value-based care in New York City. SOMOS is a top-performing, innovative provider network and community leader integrating medical care, cultural fluency and community support to make a significant impact on its communities. We look forward to continuing to support

SOMOS’ efforts in the New York’s Delivery System Reform Incentive Payment (DSRIP) program and expect our partnership to serve as a platform to expand to other value-based care arrangements.”

Mr. Williams concluded, "Finally, we're pleased to report that 2018 is off to a great start operationally as we successfully launched our 2018 Next Generation ACO cohort of ten partners and are making good progress with our health plan services partner implementations. We look forward to continuing to work with leading provider organizations across the country to drive health care transformation and make a significant impact on how health care is delivered.”

Financial Results of Evolent Health, Inc.
In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.
Reported Results
Evolent Health, Inc. reported the following United States of America generally accepted accounting principles (“GAAP”) results:

•	Total revenue of $139.7 million and $106.2 million for the three months ended March 31, 2018 and 2017, respectively, an increase of 31.5%;

◦	Services revenue of $120.1 million for the three months ended March 31, 2018, before intersegment eliminations of $3.8 million; and

◦	True Health premiums revenue of $23.6 million before intersegment eliminations of $0.2 million.

•	Cost of revenue of $72.0 million and $67.5 million for the three months ended March 31, 2018 and 2017, respectively, an increase of 6.6%;

•	Claims expenses of $16.7 million for the three months ended March 31, 2018;

•	Selling, general and administrative expenses of $55.5 million and $53.6 million for the three months ended March 31, 2018 and 2017, respectively, an increase of 3.7%;

•	Net income (loss) attributable to Evolent Health, Inc. of $(13.6) million and $(18.0) million for the three months ended March 31, 2018 and 2017, respectively;

•	Earnings (loss) available to common shareholders, basic and diluted, of $(13.6) million and $(18.0) million for the three months ended March 31, 2018 and 2017, respectively; and

•	Earnings (loss) available to common shareholders, per basic and diluted share, of $(0.18) and $(0.34) for the three months ended March 31, 2018 and 2017, respectively.

Total cash and cash equivalents as of March 31, 2018, were $200.3 million.
Adjusted Results

•	Adjusted Revenue of $144.4 million and $106.8 million for the three months ended March 31, 2018 and 2017, respectively, an increase of 35.3%;

◦	Adjusted Services Revenue of $124.8 million for the three months ended March 31, 2018, before intersegment eliminations of $3.8 million; and

◦	True Health premiums revenue of $23.6 million for the three months ended March 31, 2018, before intersegment eliminations of $0.2 million.

•	Adjusted Cost of Revenue of $70.3 million and $66.5 million for the three months ended March 31, 2018 and 2017, respectively, an increase of 5.8%;

•	Claims expenses of $16.7 million for the three months ended March 31, 2018;

•	Adjusted Selling, General and Administrative Expenses of $49.4 million and $45.0 million for the three months ended March 31, 2018 and 2017, respectively, an increase of 9.8%;

•	Adjusted EBITDA of $7.9 million and $(4.8) million for the three months ended March 31, 2018 and 2017, respectively;

◦	Services Adjusted EBITDA of $7.0 million for three months ended March 31, 2018; and

◦	True Health Adjusted EBITDA of $0.9 million for the three months ended March 31, 2018.

•	Adjusted Earnings (Loss) Available for Class A and Class B Shareholders of $1.2 million and $(9.8) million for the three months ended March 31, 2018 and 2017, respectively; and

•	Adjusted Earnings (Loss) per Share Available for Class A and Class B Shareholders of $0.02 and $(0.14) for the three months ended March 31, 2018 and 2017, respectively.

Business Outlook

For the full year 2018, Adjusted Revenue is expected to be in the range of approximately $565.0 million to $585.0 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $495.0 million to $510.0 million, and True Health premiums revenue, which is forecasted to be approximately $90.0 million to $95.0 million; Intersegment eliminations are forecasted to be approximately $(20.0) million for the full year. Adjusted EBITDA is expected to be in the range of approximately $18.0 million to $23.0 million.

For the three months ended June 30, 2018, Adjusted Revenue is expected to be in the range of approximately $139.0 million to $143.0 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $122.0 million to $124.0 million, and True Health premiums revenue, which is forecasted to be approximately $22.0 million to $24.0 million; Intersegment eliminations are forecasted to be approximately $(5.0) million for the quarter. Adjusted EBITDA is expected to be in the range of approximately $3.0 million to $5.0 million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information
As previously announced, Evolent Health, Inc. will hold a conference call to discuss its first quarter performance this evening, May 9, 2018, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join to the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.
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About Evolent Health, Inc.
Evolent Health, Inc.’s Services segment focuses on partnering with leading provider organizations to achieve superior clinical and financial results in value-based care. With a provider heritage and over 20 years of health plan administration experience, Evolent operates in more than 30 U.S. health care markets, actively managing care across Medicare, Medicaid, commercial and self-funded adult and pediatric populations. With the experience to drive change, Evolent confidently stands by a commitment to achieve results. Our True Health segment consists of a commercial health plan we operate in New Mexico that focuses on small and large businesses. For more information, visit www.evolenthealth.com.

Contacts:

Bob East	Robin Glass
443.213.0500	571.389.6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com

Financial Statement Presentation
Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.
Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Operating Income (Loss), Adjusted Gross Margin, Adjusted EBITDA, Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders and Adjusted Weighted-Average Class A and Class B Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue are defined as transformation services revenue and platform and operations services revenue, respectively, before the effect of intersegment eliminations and adjusted to exclude the impact of purchase accounting adjustments. In addition, the company’s Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue for the three months ended March 31, 2018, include a $4.5 million adjustment related to revenue that was contracted for prior to 2018 and that was properly excluded from revenue in our 2017 results under the revenue recognition rules then in effect under Accounting Standards Codification (“ASC”) 605. On January 1, 2018, we adopted the new revenue recognition rules under ASC 606 using the modified retrospective method, which required us to include this $4.5 million as part of the cumulative transition adjustment to beginning retained earnings as of January 1, 2018. Under ASC 605, and based on proportionate performance revenue recognition, we would have recognized an additional $4.5 million in revenue during 2018, primarily within our Adjusted Transformation Services Revenue. The company has therefore included this revenue, and related profit, in its adjusted results for the three months ended March 31, 2018, as they had not been previously reported prior to 2018 and the contracts are expected to be completed within 2018. This is a one-time adjustment and it will not reoccur in future periods.

Adjusted Services Revenue is defined as the sum of Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health premiums revenue, less relevant intersegment eliminations. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations, securities offerings and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are one-time (e.g. transaction costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is adjusted to exclude the impact of one-time adjustments, such as goodwill impairment, severance costs, and items arising from acquisitions and business combinations, such as (gain) loss on change in fair value of contingent consideration.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted Gross Margin is defined as Adjusted Revenue less Adjusted Cost of Revenue, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is the sum of Services Adjusted EBITDA and True Health Adjusted EBITDA and is defined as EBITDA (net income (loss) attributable to Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude, (gain) loss on change in fair value of contingent consideration, income (loss) from equity affiliates, other income (expense), net, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations and other one-time adjustments (which for the three months ended March 31, 2018 includes the ASC 606 transition adjustment described above). Management uses Adjusted EBITDA as a supplemental performance measure because the removal of transaction costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Class A and Class B Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude, income (loss) from equity affiliates, (provision) benefit for income taxes, (gain) loss on change in fair value of contingent consideration, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations and other one-time adjustments (which for the three months ended March 31, 2018 includes the ASC transition adjustment described above).

Adjusted Weighted-Average Class A and Class B Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders is defined as Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Weighted-Average Class A and Class B Shares and Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

(in thousands, except per share data)	For the Three
	Months Ended
	March 31,
	2018	2017
Revenue
Transformation services	$6,505	$10,235
Platform and operations services	109,818	96,003
Premiums	23,391	—
Total revenue	139,714	106,238

Expenses
Cost of revenue (exclusive of depreciation and amortization
expenses presented separately below)	71,975	67,528
Claims expenses	16,749	—
Selling, general and administrative expenses	55,526	53,550
Depreciation and amortization expenses	9,496	6,615
Loss on change in fair value of contingent consideration	100	—
Total operating expenses	153,846	127,693
Operating income (loss)	(14,132)	(21,455)
Interest income	1,072	185
Interest expense	(853)	(954)
Income (loss) from equity affiliates	(131)	(522)
Other Income (expense), net	(18)	2
Income (loss) before income taxes and non-controlling interests	(14,062)	(22,744)
Provision (benefit) for income taxes	3	405
Net income (loss)	(14,065)	(23,149)
Net income (loss) attributable to non-controlling interests	(439)	(5,137)
Net income (loss) attributable to Evolent Health, Inc.	$(13,626)	$(18,012)

Earnings (Loss) Available to Common Shareholders
Basic	$(13,626)	$(18,012)
Diluted	(13,626)	(18,012)

Earnings (Loss) per Common Share
Basic	$(0.18)	$(0.34)
Diluted	(0.18)	(0.34)

Weighted-Average Common Shares Outstanding
Basic	75,375	52,599
Diluted	75,375	52,599

Comprehensive income (loss)
Net income (loss)	$(14,065)	$(23,149)
Other comprehensive income (loss), net of taxes, related to:
Foreign currency translation adjustment	—	—
Total comprehensive income (loss)	(14,065)	(23,149)
Total comprehensive income (loss) attributable to non-controlling interests	(439)	(5,137)
Total comprehensive income (loss) attributable to Evolent Health, Inc.	$(13,626)	$(18,012)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of	As of
	March 31,	December 31,
	2018	2017
Cash and cash equivalents	$200,316	$238,433
Restricted cash	36,046	56,930
Restricted investments	711	8,755
Note receivable	16,000	20,000
Total current assets	337,279	378,182
Intangible assets, net	242,863	241,261
Goodwill	635,246	628,186
Total assets	1,306,310	1,312,697

Long-term debt, net of discount	121,623	121,394
Total liabilities	251,396	266,391
Total shareholders' equity (deficit) attributable to
Evolent Health, Inc.	1,043,142	1,010,879
Non-controlling interests	11,772	35,427
Total liabilities and shareholders' equity (deficit)	1,306,310	1,312,697

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Three
	Months Ended
	March 31,
	2018	2017
Net cash and restricted cash provided by (used in) operating activities	$(24,705)	$(34,765)
Net cash and restricted cash provided by (used in) investing activities	(12,685)	4,622
Net cash and restricted cash provided by (used in) financing activities	(21,607)	(8,626)
Effect of exchange rate on cash and cash equivalents and restricted cash	(4)	—

Net increase (decrease) in cash and cash equivalents and restricted cash	(59,001)	(38,769)
Cash and cash equivalents and restricted cash as of beginning-of-period	295,363	170,029
Cash and cash equivalents and restricted cash as of end-of-period	$236,362	$131,260

Evolent Health, Inc.
Adjusted Results of Operations
(unaudited)

(in thousands)	For the Three Months Ended March 31, 2018			For the Three Months Ended March 31, 2017
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported(1)	Adjustments	as Adjusted(1)	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services (2)	$6,505	$3,655	$10,160	$10,235	$—	$10,235	$(3,730)	(36.4)%	$(75)	(0.7)%
Platform and operations services (2)	109,818	1,060	110,878	96,003	531	96,534	13,815	14.4%	14,344	14.9%
Premiums	23,391	—	23,391	—	—	—	23,391	—%	23,391	—%
Total revenue	139,714	4,715	144,429	106,238	531	106,769	33,476	31.5%	37,660	35.3%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (3)	71,975	(1,636)	70,339	67,528	(1,021)	66,507	4,447	6.6%	3,832	5.8%
Claims expenses	16,749	—	16,749	—	—	—	16,749	—%	16,749	—%
Selling, general and
administrative expenses (4)	55,526	(6,098)	49,428	53,550	(8,514)	45,036	1,976	3.7%	4,392	9.8%
Depreciation and amortization
expenses (5)	9,496	(2,636)	6,860	6,615	(2,325)	4,290	2,881	43.6%	2,570	59.9%
Loss on change in fair value
of contingent consideration (6)	100	(100)	—	—	—	—	100	—%	—	—%
Total operating expenses	153,846	(10,470)	143,376	127,693	(11,860)	115,833	26,153	20.5%	27,543	23.8%
Operating income (loss)	$(14,132)	$15,185	$1,053	$(21,455)	$12,391	$(9,064)	$7,323	34.1%	$10,117	111.6%

Total operating expenses as a
percentage of total revenue	110.1%		99.3%	120.2%		108.5%

(1)	Evolent Health, Inc. results in the table above for the three months ended March 31, 2018, are presented net of the impact of intersegment eliminations.

(2)
Adjustments to transformation services revenue and platform and operations services revenue for the three months ended March 31, 2018, include approximately $3.7 million and $0.8 million, respectively, resulting from our transition adjustments related to the implementation of ASC 606. Adjustments to platform and operations services revenue also include deferred revenue purchase accounting adjustments of approximately $0.2 million and $0.5 million for the three months ended March 31, 2018 and 2017, respectively, resulting from our acquisitions and business combinations.

(3)
Adjustments to cost of revenue include $0.3 million and $0.3 million in stock-based compensation expense for the three months ended March 31, 2018 and 2017, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. The adjustments also include $0.5 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment and $0.8 million of one-time severance costs for the three months ended March 31, 2018. Adjustments also include transaction costs of approximately $0.7 million for the three months ended March 31, 2017, resulting from acquisitions and business combinations.

(4)
Adjustments to selling, general and administrative expenses include $3.5 million and $4.8 million in stock-based compensation expense for the three months ended March 31, 2018 and 2017, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of $1.8 million and $3.8 million for the three months ended March 31, 2018 and 2017, respectively, resulting from acquisitions and business combinations and costs relating to our securities offerings. The adjustments also include less than $0.1 million related to the amortization of contract cost assets recorded as a result of the one time ASC 606 transition adjustment and $0.8 million of one-time severance costs for the three months ended March 31, 2018.

(5)
Adjustments to depreciation and amortization expenses of approximately $2.6 million and $2.3 million for the three months ended March 31, 2018 and 2017, respectively, relate to amortization of intangible assets acquired via asset acquisition and business combinations.

(6)	The adjustment represents a loss of $0.1 million for the three months ended March 31, 2018, due to a change in the fair value of contingent consideration related to our Passport transaction.

Evolent Health, Inc.
Segment Results
(unaudited)

			Intersegment
	Services	True Health	Eliminations	Consolidated
Revenue
Three months ended March 31, 2018
Services:
Adjusted Transformation Services	$10,160	$—	$—	$10,160
Adjusted Platform and Operations Services	114,675	—	(3,797)	110,878
Adjusted Services Revenue	124,835	—	(3,797)	121,038
True Health:
Premiums	—	23,585	(194)	23,391
Adjusted Revenue	124,835	23,585	(3,991)	144,429
ASC 606 transition adjustment (1)	(4,498)	—	—	(4,498)
Purchase accounting adjustments (2)	(217)	—	—	(217)
Total revenue	$120,120	$23,585	$(3,991)	$139,714

Three months ended March 31, 2017
Services:
Adjusted Transformation Services	$10,235	$—	$—	$10,235
Adjusted Platform and Operations Services	96,534	—	—	96,534
Adjusted Services Revenue	106,769	—	—	106,769
Adjusted Revenue	106,769	—	—	106,769
Purchase accounting adjustments (2)	(531)	—	—	(531)
Total revenue	$106,238	$—	$—	$106,238

			Segments
	Services	True Health	Total
Three months ended March 31, 2018
Adjusted EBITDA	$6,966	$947	7,913

Three Months Ended March 31, 2017
Adjusted EBITDA	(4,774)	—	(4,774)

(1) Adjustment to Adjusted Transformation Services Revenue was approximately $3.7 million and the adjustment to Adjusted Transformation and Operations Services Revenue was approximately $0.8 million. See “Non-GAAP Financial Measures” above for more information on adjustments pertaining to the implementation of ASC 606.
(2) Purchase accounting adjustments pertain to platform and operations services revenue. There were no purchase accounting adjustments in relation to transformations services or premiums revenue.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Evolent Health, Inc.
(unaudited)

(in thousands)	For the Three
	Months Ended
	March 31,
	2018	2017
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(13,626)	$(18,012)
Less:
Interest income	1,072	185
Interest expense	(853)	(954)
(Provision) benefit for income taxes	(3)	(405)
Depreciation and amortization expenses	(9,496)	(6,615)
EBITDA	(4,346)	(10,223)
Less:
Income (loss) from equity affiliates	(131)	(522)
Loss on change in fair value
of contingent consideration	(100)	—
Other income (expense), net	(18)	2
Net (income) loss attributable to
non-controlling interests	439	5,137
ASC 606 transition adjustments	(4,498)	—
Purchase accounting adjustments	(217)	(531)
Stock-based compensation expense	(3,795)	(5,104)
Severance costs	(1,594)	—
Amortization of contract cost assets	(561)	—
Transaction costs	(1,784)	(4,431)
Adjusted EBITDA	$7,913	$(4,774)

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Class A and Class B
Shareholders to Earnings (Loss) Available to Common Shareholders
(unaudited)

(in thousands, except per share data)	For the Three
	Months Ended
	March 31,
	2018	2017
Earnings (Loss) Available to
Common Shareholders - Basic and Diluted (a)	$(13,626)	$(18,012)
Less:
Income (loss) from equity affiliates	(131)	(522)
(Provision) benefit for income taxes	7	(420)
Loss on change in fair value
of contingent consideration	(100)	—
Net (income) loss attributable to
non-controlling interests	439	5,137
ASC 606 Transition Adjustment	(4,498)	—
Purchase accounting adjustments	(2,853)	(2,900)
Stock-based compensation expense	(3,795)	(5,104)
Severance costs	(1,594)	—
Amortization of contract cost assets	(561)	—
Transaction costs	(1,784)	(4,431)
Adjusted Earnings (Loss) Available
to Class A and Class B Shareholders (b)	$1,244	$(9,772)

Earnings (Loss) per Share Available to
Common Shareholders - Basic and Diluted (a) (1)	$(0.18)	$(0.34)

Adjusted Earnings (Loss) per Share Available
to Class A and Class B Shareholders (b) (2)	$0.02	$(0.14)

Weighted-average common shares - basic	75,375	52,599
Weighted-average common shares - diluted	75,375	52,599
Adjusted Weighted-Average Class A
and Class B Shares (3)	77,516	67,946

(1)	For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(2)	Represents Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares as described in footnote 3 below.

(3)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Class A and Class B Shares to diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Class A and Class B
Shares to Diluted Weighted-Average Common Shares
(unaudited)

(in thousands)	For the Three
	Months Ended
	March 31,
	2018	2017
Weighted-average common shares - diluted	75,375	52,599
Assumed conversion of Class B common
shares to Class A common shares	2,141	15,347
Adjusted Weighted-Average Class A and Class B Shares	77,516	67,946

Evolent Health, Inc.
Guidance Reconciliation
(unaudited)

(in thousands)	For the Three	For the Twelve
	Months Ended	Months Ended
	June 30,	December 31,
	2018	2018
Services revenue	$122,800	$497,200
Purchase accounting adjustments	200	800
ASC 606 transition adjustments	—	4,500
Adjusted Services Revenue	123,000	502,500
True Health premiums revenue	23,000	92,500
Intersegment eliminations	(5,000)	(20,000)
Adjusted Revenue	$141,000	$575,000

Net Income (Loss) Attributable to
Evolent Health, Inc.	$(12,100)	$(47,000)
Less:
Interest income	900	3,500
Interest expense	(1,000)	(4,000)
Depreciation and amortization expenses	(9,200)	(37,000)
EBITDA	(2,800)	(9,500)
Less:
Income (loss) from affiliates	(125)	(500)
Net (income) loss attributable to
non-controlling interests	(175)	(1,000)
Stock-based compensation expense	(5,000)	(20,000)
Severance costs	(500)	(3,000)
Amortization of contract cost assets	(500)	(2,000)
Transaction costs	(500)	(3,500)
Adjusted EBITDA	$4,000	$20,500

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the structural change in the market for health care in the United States;

•	uncertainty in the health care regulatory framework;

•	uncertainty in the public exchange market;

•	the uncertain impact of Centers for Medicare and Medicaid Services waivers to Medicaid rules;

•	the uncertain impact of the results of the 2018 congressional, state and local elections, as well as subsequent elections, may have on health care laws and regulations;

•	our ability to effectively manage our growth;

•	the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of customer contracts;

•	our ability to offer new and innovative products and services;

•
risks related to completed and future acquisitions, investments and alliances, including the acquisition of assets from New Mexico Health Connections (“NMHC”) and the acquisitions of Valence Health, Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”), and Aldera Holdings, Inc. (“Aldera”), which may be difficult to integrate, divert management resources, result in unanticipated costs or dilute our stockholders;

•
certain risks and uncertainties associated with the acquisition of assets from NMHC and the acquisition of Valence Health, including future revenues may be less than expected, the timing and extent of new lives expected to come onto the platform may not occur as expected and the expected results of Evolent may not be impacted as anticipated;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including premium pricing reductions, selection bias in at risk membership and the ability to control and, if necessary, reduce health care costs, particularly in New Mexico;

•	our ability to attract new partners;

•	the increasing number of risk-sharing arrangements we enter into with our partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target market;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	risks related to governmental payor audits and actions, including whistleblower claims;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	online security risks and breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;

•	the risk of a significant reduction in the enrollment in our health plan;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the risk of potential future goodwill impairment on our results of operations;

•	our indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	our adjusted results may not be representative of our future performance;

•	the risk of potential future litigation;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement described herein;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from past and future exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG;

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale or if a large number of Class B common units are exchanged for shares of Class A common stock;

•
provisions in our second amended and restated certificate of incorporation and amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•
provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock;

•	our ability to remediate the material weakness in our internal control over financial reporting;

•	our expectations regarding the additional management attention and costs that will be required as we transition from an “emerging growth company” to a “large accelerated filer”; and

•	our lack of public company operating experience.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2017, and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.